Exhibit 99.1

Mama’s Creations Reports First Quarter Fiscal 2026 Financial Results

Record Trade Investment, Operational Efficiency Gains and New Customer Wins Drive Strong Start to Fiscal 2026

EAST RUTHERFORD, NJ – June 3, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the first quarter ended April 30, 2025.

Financial Summary:

	Three Months Ended April 30,
$ in millions	2025	2024	% Increase
Revenues	$35.3	$29.8	18%
Gross Profit	$9.2	$7.5	23%
Operating Expenses	$7.6	$6.7	14%
Net Income	$1.2	$0.6	124%
Earnings per Share (Diluted)	$0.03	$0.01	123%
Adj. EBITDA (non-GAAP)	$2.8	$2.5	12%

First Quarter Fiscal 2026 & Subsequent Operational Highlights:

●	Sold in a variety of new items using the entire chicken breast, including Chicken Strips at Albertson’s & BJs as well as Chicken Meatballs at Costco. In addition, secured new customers in the second quarter with Lidl, Amazon Fresh and Sheetz.
●	Achieved record trade promotion investment at 6% of gross revenue, up from 2% in the fourth quarter, reflecting high ROI campaigns with strategic customers such as Publix, Costco and Ahold.
●	Invited to attend leading investor conferences nationally, including the ROTH Conference, the 2025 Planet MicroCap Showcase, the Craig-Hallum Institutional Investor Conference, the TD Cowen Future of the Consumer Conference and the Oppenheimer Consumer Growth Conference.
●	Cash and cash equivalents as of April 30, 2025 grew $4.9 million sequentially to $12 million, as compared to $7.2 million as of January 31, 2025. The change in cash and cash equivalents was primarily driven by improved profitability and working capital optimization.

Management Commentary

“As we kick off fiscal 2026, we are pleased with our first quarter performance, marked by broad-based market share gains as revenue growth outpaced category growth by ~5x, high-ROI trade investments, and continued momentum across the entire United States, creating a balanced geographic distribution. Most notably, we invested a record 6% of gross revenue into trade promotion in the quarter, up from 2% in both the fourth quarter and prior year – reflecting that on a normalized basis, our product-level margins continue to meet or exceed our expectations. A few examples of these high ROI trade investments include our successful - now branded - Publix Pub Sub Program, targeted branded sleeve programs at Ahold and our first ever digital multi-vendor mailer (MVM) at Costco, allowing us to enter all eight Costco regions simultaneously… and profitably!

“New product and customer wins further solidified our national footprint this quarter. We launched several new chicken items using the entire chicken breast at BJ’s and Albertsons, while adding incremental accounts like Amazon Fresh, Lidl and Sheetz. We continue to see the benefits of inflation-driven, trade-down behavior favoring our value-oriented, high-protein offerings – with a robust 90%+ of our growth being volume driven.

“I am also proud to say, working in collaborative partnership with our customers, we were able to realize pricing increases across our customer portfolio, all fully implemented by May – the start of our second fiscal quarter. While commodity pressures continued to impact margins, our enhanced and reimagined chicken operation drove meaningful efficiency increases, with overtime down by nearly 70% and significant yield increases due to upstream tumbling and trimming, which is performing ahead of plan. These initiatives, paired with our bulk protein contracts and strong performance on the beef side of the business, helped us overdeliver our target margin profile, before accounting for trade promotion investments.

“To conclude, I am incredibly proud of the continued strengthening of our balance sheet in the quarter. We generated $6.0 million of cash flow from operations in the quarter, concurrently paying down our total debt to $4.6 million. Looking ahead, our $12 million of cash – the Company’s second highest balance ever – will provide us with ample flexibility to support prospective acquisitions, further innovation, and margin expansion in the quarters ahead,” concluded Michaels.

First Quarter Fiscal 2026 Financial Results

Revenue for the first quarter of fiscal 2026 increased 18.2% to a record $35.3 million, as compared to $29.8 million in the same year-ago quarter. The increase was largely attributable to volume gains driven by same-customer cross-selling of new items, accelerating velocities of existing items and new customer door expansion, partially offset by a tripling of trade promotion investments from 2.1% to 6.0% of gross revenue, which grew 23.4% to $37.5 million in the quarter. Targeted pricing actions were successfully put in place and implemented to ensure the Company maintained gross margin targets.

Gross profit increased 23.1% to $9.2 million, or 26.1% of total revenues, in the first quarter of fiscal 2026, as compared to $7.5 million, or 25.0% of total revenues, in the same year-ago quarter. The difference in gross margin was primarily attributable to operational efficiency improvements across the organization, partially offset by continued chicken commodity headwinds.

Operating expenses totaled $7.6 million in the first quarter of fiscal 2026, as compared to $6.7 million in the same year-ago quarter. As a percentage of sales, operating expenses decreased in first quarter fiscal 2026 to 21.6% from 22.4%. Operating expenses in the first quarter benefitted from increased operating leverage and ongoing operational efficiency improvements, partially offset by a 71% year-over-year increase in marketing spend– an area of historical underinvestment – to help drive repeatable and profitable brand growth.

Net income for the first quarter of fiscal 2026 increased 123.7% to $1.2 million, or $0.03 per diluted share, as compared to net income of $0.6 million, or $0.01 per diluted share, in the same year-ago quarter. First quarter net income totaled 3.5% of revenue, as compared to 1.9% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, increased 12.2% to $2.8 million for the first quarter of fiscal 2026, as compared to $2.5 million in the same year-ago quarter.

Cash and cash equivalents as of April 30, 2025, grew to $12.0 million, as compared to $7.2 million as of January 31, 2025. The change in cash and cash equivalents was primarily driven by $6.0 million in cash flow from operations during the first quarter, primarily driven by improved profitability and working capital optimization. As of April 30, 2025, total debt stood at $4.6 million, as compared to $8.3 million as of April 30, 2024.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, June 3, 2025 to discuss the Company’s first quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q1 FY2026 Earnings Conference Call

Date: Tuesday, June 3, 2025

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13753353

Webcast: MAMA Q1 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Sunday, August 3, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13753353. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 10,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, please see the reconciliation table shown in this press release below.

US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended
	April 30,
	2025	2024
Net income	$1,237	$553
Depreciation	554	292
Amortization	409	369
Taxes	280	179
Interest, net	58	35
Stock-based compensation	305	205
Stock & Cash Settlement Agreement	-	900
Adjusted EBITDA (Non-GAAP)	$2,843	$2,533

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us

Mama’s Creations, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	April 30, 2025	January 31, 2025
	(Unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$12,011	$7,150
Accounts receivable, net	5,805	8,131
Inventories, net	5,287	4,817
Prepaid expenses and other current assets	1,124	1,779
Total Current Assets	24,227	21,877

Property, plant, and equipment, net	9,446	9,387
Intangible assets, net	3,067	3,436
Goodwill	8,633	8,633
Operating lease right of use assets, net	6,788	3,376
Deferred tax asset	469	258
Deposits	95	95
Total Assets	$52,725	$47,062

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$13,526	$12,052
Term loan, net of unamortized debt discount of $19 and $22, respectively	1,533	1,530
Operating lease liabilities	1,085	848
Finance leases payable	321	345
Promissory notes – related parties	2,250	2,250
Total Current Liabilities	18,715	17,025

Term loan – net of current	839	1,342
Operating lease liabilities – net of current	5,612	2,600
Finance leases payable – net of current	1,121	1,199
Total long-term liabilities	7,572	5,141

Total Liabilities	26,287	22,166

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued, 0 shares outstanding	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued or outstanding	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 shares issued or outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 37,834,000 and 37,826,000 shares issued as of April 30, and January 31, 2025, respectively, 37,604,000 and 37,596,000 shares outstanding as of April 30, and January 31, 2025, respectively	-	-
Additional paid-in capital	25,187	24,882
Retained earnings	1,401	164
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	26,438	24,896
Total Liabilities and Stockholders’ Equity	$52,725	$47,062

Mama’s Creations, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended April 30,
	2025	2024

Net sales	$35,255	$29,838

Costs of sales	26,071	22,375

Gross profit	9,184	7,463

Operating expenses:
Research and development	73	104
Selling, general and administrative expenses	7,533	6,586
Total operating expenses	7,606	6,690

Income from operations	1,578	773

Other income (expenses)
Interest expense	(88)	(127)
Interest income	30	92
Amortization of debt discount	(3)	(6)
Total other expenses	(61)	(41)

Net income before income tax provision	1,517	732

Income tax expense	(280)	(179)

Net income	$1,237	$553

Net income per common share
– basic	$0.03	$0.01
– diluted	$0.03	$0.01

Weighted average common shares outstanding
– basic	37,597	37,259
– diluted	39,378	39,328

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Three Months Ended April 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,237	$553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	554	292
Amortization of debt discount	3	6
Amortization of right of use assets	293	134
Amortization of intangibles	370	380
Stock-based compensation	305	205
Change in deferred tax asset	(211)	172
Changes in operating assets and liabilities:
Accounts receivable	2,326	(220)
Inventories	(470)	293
Prepaid expenses and other current assets	382	145
Accounts payable and accrued expenses	1,473	1,832
Operating lease liability	(257)	(151)
Net Cash Provided by Operating Activities	6,005	3,641

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(539)	(1,144)
Net Cash (Used in) Investing Activities	(539)	(1,144)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loan	(503)	(388)
Repayment of finance lease obligations	(102)	(95)
Proceeds from exercise of stock options	-	7
Net Cash (Used in) Financing Activities	(605)	(476)

Net Increase in Cash	4,861	2,021

Cash and cash equivalents at beginning of period	7,150	11,022

Cash and cash equivalents at end of period	$12,011	$13,043

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$5	$-
Interest	$82	$114

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Finance lease asset additions	$-	$169
Right of use asset recognized	$4,156	$873
Write-off of right of use asset	$451	$897
Receipt of fixed assets for deposits previously paid	$74	$-